UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2021

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 7, 2021, UPC Broadband Finco B.V. (the “Issuer”) (an indirect wholly-owned subsidiary of Liberty Global plc (“Liberty Global”)) entered into a purchase agreement (the “Purchase Agreement”) with, among others, BofA Securities, Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”) pursuant to which the Issuer agreed to sell, subject to the terms and conditions set forth therein, $1,250.0 million aggregate principal amount of its 4.875% senior secured notes due 2031 (the “Notes”), at par, to the Initial Purchasers, in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended.

On April 20, 2021, UPC Broadband Holding B.V. (“UPC Broadband”) and UPC Financing Partnership (“UPC Financing”) entered into term loan financing by way of additional facilities to be drawn under the credit agreement originally dated January 16, 2004, as amended from time to time (the “Credit Agreement”). UPC Broadband and UPC Financing are direct wholly-owned subsidiaries of UPC Holding B.V. and UPC Holding B.V. is an indirect wholly-owned subsidiary of Liberty Global.

On April 21, 2021 (the “Issue Date”), the Notes were issued to the Initial Purchasers pursuant to an indenture (the “Indenture”), dated April 21, 2021, among, inter alios, the Issuer, BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”) and BNY Mellon Corporate Trustee Services Limited, as security trustee. The Notes mature on July 15, 2031. Interest on the Notes is payable semi-annually in arrears on each January 15 and July 15, beginning on July 15, 2021.

New Facility AX

On April 20, 2021, UPC Financing and The Bank of Nova Scotia as facility agent, among others, entered into a $1,925.0 million additional facility accession agreement (the “Additional Facility AX Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the Additional Facility AX Accession Agreement, certain lenders have agreed to provide a $1,925.0 million term loan facility (“Facility AX”) to UPC Financing, which amount is to be issued at 99.00% of par.

The final maturity date for Facility AX will be January 31, 2029. Facility AX will bear interest at a rate of LIBOR plus 3.00% per annum subject to a LIBOR floor of 0% and the terms of the ESG margin ratchet set out in the Additional Facility AX Accession Agreement. Facility AX can be utilized by UPC Financing for its general corporate purposes and/or working capital purposes, including without limitation, the redemption, refinancing, repayment or prepayment of any existing indebtedness of the Borrower Group (as defined in the Credit Agreement) and/or the payment of any fees and expenses in connection with Facility AX and the other transactions related thereto.

New Facility AY

On April 20, 2021, UPC Broadband and The Bank of Nova Scotia as facility agent, among others, entered into an €862.5 million ($1,038.1 million at the April 20, 2021 exchange rate) additional facility accession agreement (the “Additional Facility AY Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the Additional Facility AY Accession Agreement, certain lenders have agreed to provide a €862.5 million term loan facility (“Facility AY”) to UPC Broadband, which amount is to be issued at 99.75% of par.

The final maturity date for Facility AY will be January 31, 2029. Facility AY will bear interest at a rate of EURIBOR plus 3.00% per annum subject to a EURIBOR floor of 0% and the terms of the ESG margin ratchet set out in the Additional Facility AY Accession Agreement. Facility AY can be utilized by UPC Broadband for its general corporate purposes and/or working capital purposes, including without limitation, the redemption, refinancing, repayment or prepayment of any existing indebtedness of the Borrower Group and/or the payment of any fees and expenses in connection with Facility AY and the other transactions related thereto.

Facility AX and Facility AY

The proceeds from Facility AX, together with the proceeds from Facility AY and part of the proceeds of Facility AZ (as defined below), will be used to prepay in full the outstanding Facility AV, Facility AV2, Facility AW and Facility AW2 (each as defined in the relevant accession agreement) under the Credit Agreement and fees, costs and expenses related to such refinancing.

The Additional Facility AX Accession Agreement and the Additional Facility AY Accession Agreement provide that the lenders under Facility AX and Facility AY (as applicable) consent to the amendments to the covenants and other provisions of the Credit Agreement and the Finance Documents (as defined in the Credit Agreement) outlined in the Additional Facility AX

Accession Agreement and the Additional Facility AY Accession Agreement (as applicable) (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the Credit Agreement, such amendments may be implemented at the election of UPC Broadband.

The foregoing descriptions of Facility AX and Facility AY and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Additional Facility AX Accession Agreement, a copy of which is attached hereto as Exhibit 4.1, and the Additional Facility AY Accession Agreement, a copy of which is attached hereto as Exhibit 4.2.

New Facility AZ

On April 21, 2021, the proceeds of the Notes were used by the Issuer to finance a $1,250.0 million term loan (“Facility AZ”) to UPC Financing by way of an additional facility subject to the terms of the Credit Agreement.

On April 21, 2021, the Issuer as additional facility AZ lender and UPC Financing as borrower, among others, entered into an additional facility accession agreement pursuant to the Credit Agreement in respect of Facility AZ (the “Additional Facility AZ Accession Agreement”).

The Additional Facility AZ Accession Agreement provides for the payment of certain premiums in connection with certain voluntary and mandatory prepayments of Facility AZ that will enable the Issuer to pay the premiums payable in respect of corresponding redemptions of the Notes.

The obligations of UPC Financing under Facility AZ will be guaranteed on a senior basis by the guarantors under the Credit Agreement and will be secured by the collateral securing the obligations of the various obligors under the Credit Agreement.

The gross proceeds of Facility AZ will be used for general corporate purposes including to finance the repayment of existing indebtedness of the UPC group.

The Notes

Subject to a special optional redemption in connection with a UPC exchange transaction and except as described below, the Notes are non-callable until July 15, 2026. At any time prior to July 15, 2026, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the redemption date and a “make-whole” redemption premium specified in the Notes.

On or after July 15, 2026, the Issuer may redeem all, or from time to time a part, of the Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the applicable redemption date, if redeemed during the twelve-month period commencing on July 15 of the years set forth below:

Year	Redemption Price

2026	102.438%
2027	101.219%
2028	100.609%
2029 and thereafter	100.000%

In addition, at any time prior to July 15, 2026, the Issuer may redeem up to 40% of the original aggregate principal amount of the Notes with the net proceeds of one or more specified equity offerings at a redemption price of 104.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the date of redemption. Furthermore, prior to July 15, 2026, during each 12-month period commencing on the Issue Date, the Issuer may redeem up to 10% of the original aggregate principal amount of the Notes at a redemption price equal to 103% of the principal amount of the Notes redeemed plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the date of redemption. In the event of certain events defined as constituting a change of control, the Issuer may be required to redeem the entire aggregate principal amount of the Notes at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the date of redemption.

Pursuant to the Additional Facility AZ Accession Agreement, the call provisions, maturity and the applicable interest rate for Facility AZ are the same as those of the Notes.

The Issuer is a special purpose financing company incorporated for the purpose of issuing the Notes and incurring certain other indebtedness in the future and will depend upon payments under Facility AZ and certain other related agreements (the “Related Agreements”) to make payments under the Notes. The Issuer will apply all payments it receives under Facility AZ and the applicable Related Agreements, including in respect of principal, premiums, interest and additional amounts, if any, to make corresponding payments under the Notes.

The Notes are senior and limited recourse obligations of the Issuer, will rank pari passu in right of payment with any future indebtedness of the Issuer that is not subordinated to the Notes and will be effectively subordinated to any future indebtedness of the Issuer that is secured by liens senior to the liens securing the Notes, or secured by property and assets that do not secure the Notes, to the extent of the value of the property and assets securing such indebtedness.

The Notes are secured by a first-ranking security interest in all of the Issuer’s rights, title and interests in, inter alia, Facility AZ, the Related Agreements and sums of money held from time to time in all bank accounts of the Issuer, subject to certain specified exceptions.

The Additional Facility AZ Accession Agreement provides that the Issuer, as lender under Facility AZ, consents to the amendments to the covenants and other provisions of the Credit Agreement and the Finance Documents outlined in the Additional Facility AZ Accession Agreement (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the Credit Agreement, such amendments may be implemented at the election of UPC Broadband.

The foregoing description of the Additional Facility AZ Accession Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Additional Facility AZ Accession Agreement, a copy of which is attached hereto as Exhibit 4.3.

This Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

4.1	Additional Facility AX Accession Agreement dated April 20, 2021 and entered into between, among others, UPC Financing Partnership as the Borrower and The Bank of Nova Scotia as the Facility Agent.

4.2	Additional Facility AY Accession Agreement dated April 20, 2021 and entered into between, among others, UPC Broadband Holding B.V. as the Borrower and The Bank of Nova Scotia as the Facility Agent.

4.3
Additional Facility AZ Accession Agreement dated April 21, 2021 and entered into between UPC Broadband Holding B.V. as the Company, UPC Financing Partnership as Borrower, The Bank of Nova Scotia as the Facility Agent and UPC Broadband Finco B.V. as the Additional Facility AZ Lender.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 26, 2021